UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      October 25, 2004

WII COMPONENTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-115490	73-1662631
(Commission File Number)	(I.R.S. Employer Identification No.)

525 Lincoln Avenue, SE St. Cloud, MN	56304
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code   (320) 252-1503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Representatives of WII Components, Inc. (the “Company”) will participate in the 2004 Credit Suisse First Boston Homebuilding Conference on October 27, 2004 in New York City.  Management’s prepared remarks will include the following statements regarding the Company’s outlook.

Outlook for 2004 and 2005

Cabinet market and the Company's overall sales

•      2004

•Management currently expects that the cabinet market will remain strong all year… market up approximately 15%

•Management estimates that the Company's second half sales will be up approximately 5% vs. first half

•Management estimates that total year sales will be $200 -205MM… up 15%

•      2005

•Management currently expects the cabinet market to grow in mid-single digits

•Some pause in new housing growth; remodeling steady

•Management currently expects that the Company's sales will grow above market, including the Ohio acquisition

Operating Leverage

•      2004

•Commodity cost pressure continues

•Management currently expects that the Company's second half margins will be similar to first half

•      2005

•Commodity cost pressure will begin to taper… when?

•Management currently expects that added capacity in 2004 will help operational metrics

•Overall: Management currently expects modest margin improvement over 2004

Capital expenditure plans and working capital

•      Management estimates that capital expenditure will continue to average 2.5%-3.5% of sales

•Focus on efficiencies and sector capacity growth

•      Working Capital

•Management currently does not expect any significant changes in working capital

The information in this report is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended.  Furthermore, the furnishing of this report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WII COMPONENTS, INC.

Date: October 25, 2004	By:	/s/ Dale Herbst
Name: Dale Herbst
Title: Chief Financial Officer